                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

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                                EnergySouth, Inc.
                (Name of Registrant as Specified In Its Charter)

                     EnergySouth, Inc. [Board of Directors]
                   (Name of Person(s) Filing Proxy Statement)

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                                                                  Draft 11/25/03


                                ENERGYSOUTH, INC.
                               2828 DAUPHIN STREET
                              MOBILE, ALABAMA 36606


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD JANUARY 30, 2004

To the Holders of Common Stock of
         ENERGYSOUTH, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of EnergySouth, Inc., an Alabama corporation ("EnergySouth" or the "Company"), will be held in the Auditorium at the principal office of the Company, 2828 Dauphin Street, Mobile, Alabama, on Friday, January 30, 2004, at 10:00 o'clock a.m., Central Standard Time, for the purpose of:

1. Electing four Directors of the Company to serve for terms expiring at the 2007 Annual Meeting of Stockholders and until their successors shall be duly elected and qualified.

2. Considering and acting upon an amendment to the Articles of Incorporation of the Company to make the mandatory retirement age for directors applicable to all directors.

3. Considering and acting upon such other and further business as may properly come before the meeting or any and all adjournments thereof.

The Board of Directors has fixed the close of business on December 10, 2003 as the record date for the determination of holders of the common stock of the Company entitled to notice of and to vote at the Annual Meeting. Accordingly, only holders of record of Company common stock at the close of business on December 10, 2003 will be entitled to vote at the meeting.

                                             By Order of the Board of Directors,
                                                     G. EDGAR DOWNING, JR.
                                                            Secretary
Mobile, Alabama
December [17], 2003



IMPORTANT: EVEN IF YOU PLAN TO BE PRESENT AT THE MEETING, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY, NO MATTER HOW SMALL YOUR HOLDINGS, IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. NO POSTAGE IS REQUIRED ON THE ENCLOSED PROXY IF MAILED WITHIN THE UNITED STATES. IF YOUR SHARES ARE HELD BY A BROKER, BANK OR NOMINEE, IT IS IMPORTANT THAT YOU GIVE THEM YOUR VOTING INSTRUCTIONS.

                                ENERGYSOUTH, INC.


                                 PROXY STATEMENT

This Proxy Statement is furnished to the stockholders of EnergySouth, Inc. (the "Company") in connection with the solicitation of the enclosed proxy for use at the Annual Meeting of Stockholders of the Company to be held on Friday, January 30, 2004, or any adjournment or adjournments thereof. This Proxy Statement, the accompanying form of Proxy and Notice of Annual Meeting of Stockholders, and the Company's Annual Report to Stockholders for the fiscal year ended September 30, 2003 are first being mailed to stockholders on or about December [17], 2003.

                             PROXY AND SOLICITATION

The accompanying proxy is solicited on behalf of EnergySouth, Inc. for use at the Annual Meeting of the Stockholders of the Company to be held in the Auditorium at the principal office of the Company, 2828 Dauphin Street, Mobile, Alabama, on Friday, January 30, 2004, at 10:00 o'clock a.m., Central Standard Time, and at any and all adjournments thereof, for the purposes set forth in the notice of the meeting annexed hereto and incorporated herein by this reference.

All costs and expenses of soliciting proxies will be borne by the Company. The Company's costs of solicitation will include reimbursement of brokers and other persons for their expenses in sending proxy materials to their principals and obtaining their proxies. In addition, the Company has retained Morrow & Co., Inc. to aid in the solicitation of proxies at a fee not to exceed $[7,500], plus reimbursements for out-of-pocket expenses incurred by that firm on behalf of the Company.

Stockholders who execute proxies retain the right to revoke them at any time before they are voted by delivery of a written revocation to the Secretary of the Company. A proxy when executed and not so revoked will be voted in accordance therewith.

                                VOTING SECURITIES

As of December 10, 2003, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were [5,052,673] [UPDATE] shares of common stock, $.01 par value per share ("Common Stock"), of the Company outstanding, with each share entitled to one vote. A majority in number of votes, present in person or by proxy, constitutes a quorum for the transaction of business.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

The Articles of Incorporation of the Company provide that the number of Directors shall not be less than nine nor more than twelve, as determined from time to time by the Board of Directors. The Board has fixed the number of Directors at twelve. The Articles of Incorporation also provide that the Board of Directors shall be divided into three classes, with each class serving three-year terms which end in successive years. One-third of the Board of Directors is elected each year. The Articles of Incorporation of the Company do not provide for cumulative voting in the election of Directors.

Unless authority is withheld on a proxy, shares represented by the proxies received by the Company will be voted for the election as Directors of the four nominees listed below. Each nominee is to be elected to serve until the Annual Meeting of Stockholders in 2007 and until his or her successor has been duly elected and qualified. Each of the nominees is a current director. Proxies cannot be voted for more than three persons. Should any nominee be unable or unwilling to accept election, which the Company has no reason to believe will be the case, the proxy will be voted for a substitute nominee or nominees designated by the Company.

The vote of a majority of the shares of Common Stock cast by the shares entitled to vote is required for the election of directors under Proposal 1. Votes withheld in connection with the election of one or more of the nominees for director will not be counted as votes cast for or against such individuals. All abstentions and broker non-votes will be counted towards the establishment of a quorum.

The following information is a brief account of the business experience of each nominee and director during the past five years, and of Common Stock beneficially owned by each nominee and director as of December 1, 2003, based on information received from the respective nominees and directors.

                                                                                First           No. of Shares
Name, Age,  Principal Occupation During Past Five Years, and                    Became          Beneficially         Percent
Other Directorships                                                             a Director(1)   Owned (2)            of Class
NOMINEES TO SERVE UNTIL ANNUAL MEETING OF STOCKHOLDERS IN 2007:

JOHN S. DAVIS, 61, has served as President and Chief                            1995             62,190(13)            1.2%
Executive Officer of the Company since its formation in February,
1998, and as President and Chief Executive Officer of Mobile Gas
Service Corporation since January, 1995.  He serves as a member of the Board of Directors of Infirmary Health Systems, Inc.,
Mobile, Alabama. He is also a member of the South Area Board of Directors of AmSouth Bank, Mobile, Alabama. (4) (10)

WALTER L. HOVELL, 75, retired in 1995 as President                              1975             62,380(14)            1.2%
and Chief Executive Officer of Mobile Gas Service Corporation.
He serves as Vice Chairman of the Board of the Company.  (4)(6)

G. MONTGOMERY MITCHELL, 75, retired in 1993 as Senior                           1993              6,000(15)              *
Vice President and Director of Stone & Webster Management
Consultants, Inc., Houston, Texas.  He serves as Chairman of the
Board of Directors of Energy West, Inc., Great Falls, Montana. (6)(9)

                                                                                First           No. of Shares
Name, Age,  Principal Occupation During Past Five Years, and                    Became          Beneficially        Percent
Other Directorships                                                             a Director(1)   Owned (2)           of Class
ROBERT H. ROUSE, 48, is a member of Helmsing, Leach,                            2001              1,175(16)              *
Herlong, Newman & Rouse, P.C., Mobile, Alabama, a law firm.
He serves as a member of the Advisory Board of Whitney
National Bank (Mobile).(6)(11)

DIRECTORS TO SERVE UNTIL ANNUAL MEETING OF STOCKHOLDERS IN 2006:

JOHN C. HOPE, III, 54, became Executive Vice President of Whitney               1993              8,622(17)              *
National Bank, in January of 1998.  He serves as non-executive
Chairman of the Board of the Company.  He serves as a member of the Board of Directors of Infirmary Health Systems, Inc.,
Mobile, Alabama. (3)(4)(8)(12)

JUDY A. MARSTON, 60,  is the owner of Judy Marston &                            2000                400                  *
Associates, Mobile, Alabama, a business consulting firm. (8)(12)

S. FELTON MITCHELL, JR., 59, is President of S. Felton Mitchell,                1993              9,724(18)              *
Jr., P.C., Mobile, Alabama, a law practice, and sole proprietor of S.
Felton Mitchell, Jr., CPA, Mobile, Alabama, an accounting practice.
He is President of The Vibroplex(R)Co., Inc., Mobile, Alabama, a
manufacturer of amateur radio equipment.  (5)(12)

THOMAS B. VAN ANTWERP, 53, became President of Legal                            1993            388,840(19)            7.6%
Professional Staffing, Inc., Atlanta, Georgia, in July of 1997.  He
serves as a member of the Board of Directors of Merchants &
Marine Bank,  Pascagoula, Mississippi.(4)(8)

DIRECTORS TO SERVE UNTIL ANNUAL MEETING
OF STOCKHOLDERS IN 2005:

WALTER A. BELL, 60, became Commissioner of Insurance of the State of Alabama    2001              1,817(20)              *
in January of 2003. He retired in December of 2002 as Vice President,
Corporate Diversity and Diversity Marketing, of the MONY Group, New York,
New York, a financial services company, having served in that capacity since 1999. He served as National Director, Emerging Markets, of the MONY
Group from 1995 to 1999.(8)(10)

GAYLORD C. LYON, 81, is President of Gaylord C. Lyon &                          1973             25,000(21)              *
Company,  Inc., a real estate appraisal and property management company, Mobile, Alabama. (10)(12)

HARRIS V. MORRISSETTE, 44, is President of Marshall                             2000              3,000                  *
Biscuit Co., Inc., Mobile, Alabama and Chairman of Azalea
Aviation, Inc., Mobile, Alabama. He serves as a member of the
Board of Directors of BankTrust, Mobile, Alabama, and as a
Director of Williamsburg Investment Trust, Cincinnati, Ohio. (6)(10)

                                                                             First             No. of Shares
Name, Age, Principal Occupation During Past Five Years, and                  Became            Beneficially         Percent
Other Directorships                                                          a Director(1)     Owned (2)            of Class
E. B. PEEBLES, JR., 85, retired in December, 1984 as                            1978             18,571(22)              *
Chairman of Ryan-Walsh Stevedoring Company, Inc., Mobile,
Alabama, and Senior Vice President of Dravo Corporation,
Pittsburgh, Pennsylvania.  He serves as Chairman Emeritus of
Mobile Arts and Sports Association and Senior Bowl
Committee, Mobile, Alabama. (4)(7)

*        Less than one percent.

(1)      Each director has served continuously since the dates indicated.

(2) Except as noted, the indicated owners have sole voting and dispositive power with respect to shares beneficially owned.

(3)      Chairman of the Board.

(4)      Member of Executive Committee.

(5)      Chairman of Audit Committee.

(6)      Member of Audit Committee.

(7)      Chairman of Compensation and Planning Committee.

(8)      Member of Compensation and Planning Committee.

(9)      Chairman of Risk Management Committee.

(10)     Member of Risk Management Committee.

(11)     Chairman of Retirement Committee.

(12)     Member of Retirement Committee.

(13) Includes 2,482 shares held in Employees' 401(k) Plan as of October 31, 2003 and 35,000 shares subject to options exercisable within 60 days.

(14) Includes 24,501 shares owned by Mr. Hovell's spouse as to which he disclaims beneficial ownership, and 11,168 shares held in his Individual Retirement Account, over which shares he has sole voting power.

(15) Includes 4,000 shares owned jointly with Mr. Mitchell's spouse with whom he shares voting and dispositive power and 2,000 shares held in his Individual Retirement Account, over which shares he has sole voting power.

(16) Includes 300 shares held in two accounts by Mr. Rouse as custodian for two children under the Alabama Uniform Gifts to Minors Act, as to which he has voting and dispositive power.

(17) Includes 122 shares owned by Mr. Hope's spouse as to which he disclaims beneficial ownership.

(18) Includes 738 shares owned by Mr. Mitchell's spouse as to which he disclaims beneficial ownership, 2,814 shares owned jointly with his mother with whom he shares voting and dispositive power and 290 shares owned by the Betty M. Harper Memorial Trust, of which Mr. Mitchell is sole trustee.

(19) Includes 112,100 shares owned by The Hearin/Chandler Foundation, of which Mr. Luis Williams is a trustee and with whom Mr. Van Antwerp shares voting power; and 142,533 shares owned by the Staples Family LLC, 4,487 shares owned by Emily Staples Hearin, 69,724 shares owned by Ann B. Hearin, 42,698 shares owned by Louise Hearin, 2,400 shares owned by Louise S. Brock and 9,979 shares owned by Mr. and Mrs. Luis Williams, as to which Mr. Van Antwerp shares voting power. Also includes 634 shares held directly by Mr. Van Antwerp over which he has sole voting and dispositive power, 2,725 shares owned jointly with Mr. Van Antwerp's spouse with whom he shares voting and dispositive power, and 1,560 shares held in two accounts by Mr. Van Antwerp as custodian for two children under the New York Uniform Transfers to Minors Act, as to which he has sole voting and dispositive power.

(20) Includes 1,056 shares owned by Mr. Bell's spouse as to which he disclaims beneficial ownership.

(21)     Includes 5,000 shares owned by Mr. Lyon's spouse.

(22) Includes 3,000 shares owned by Mr. Peebles' spouse as to which he disclaims beneficial ownership.

                  INFORMATION REGARDING THE BOARD OF DIRECTORS

Director Compensation, Committees and Attendance. The directors of the Company currently also serve as directors of Mobile Gas Service Corporation ("Mobile Gas"), and receive no separate compensation for their services in such capacity. The Board of Directors had five meetings during the last fiscal year. Prior to April 1, 2003, quarterly fees paid to non-employee members of the Board of Directors were $3,750 per quarter. Effective April 1, 2003 the quarterly fees paid to non-employee members of the Board of Directors are $4,500 per quarter. Also effective April 1, 2003, the Chairman of the Board receives $3,000 annually, the Chairmen of the Risk Management and Retirement Committees receive $1,000 annually, and the Chairmen of the Audit and Compensation and Planning Committees receive $2,000 annually. Directors also receive $1,000 per Board meeting attended. Effective April 1, 2003, directors who serve on Board committees receive $500 per committee meeting attended. Directors who are also employees of the Company or its subsidiaries do not receive fees for service on the Board of Directors or its committees. Directors periodically attend programs to increase their knowledge of Company and industry information. Recent programs have included presentations on industry-related issues by outside presenters at Board Meetings and at a seminar attended by Mr. Hope presented by the Edison Electric Institute/American Gas Association for their member company board members.

Non-Executive Chairman of the Board. The Company has a long history of having a non-executive Chairman of the Board. Presently John C. Hope, III, an independent director, serves as the non-executive Chairman of the Board.

Committees of the Board. There are five standing committees of the Board, which are the Executive Committee, Audit Committee, Compensation and Planning Committee, Risk Management Committee and Retirement Committee. The Company does not have a nominating committee.

The Executive Committee, which did not meet during the last fiscal year, exercises all the powers of the Board of Directors in the management of the business and affairs of the Company between meetings of the Board of Directors, except as restricted by the By-laws of the Company and applicable law. Action by the Executive Committee is reported at the meeting of the Board next succeeding such action.

The Audit Committee, which met six times during the last fiscal year, appoints the independent auditors and reviews recommendations made by the auditors. The committee meets with the auditors to review the scope of the audit to be conducted and afterwards to receive the report of such audit with recommendations and advises the Board with respect thereto. The Company's independent public accountants have free access to the Audit Committee and meet with the committee with and without management present. Members of the Audit Committee are all independent, as defined in the listing standards of the National Association of Securities Dealers.

The Compensation and Planning Committee, which met four times during the last fiscal year, reviews and makes recommendations to the Board on establishing salaries and other compensation, including stock options, for the officers of the Company and its subsidiaries. Members of the Compensation and Planning Committee are all non-employee directors.

The Risk Management Committee, which met once during the last fiscal year, is responsible for reviewing risk management policies and programs throughout the Company to assure that they are appropriate to the short and long term objectives of the Company. The Committee also advises the Board of Directors of the effectiveness of these policies and programs.

The Retirement Committee, which met five times during the last fiscal year, is responsible for the general administration of the Employee Savings Plan and the Voluntary Employees' Beneficiary Association Plans, as well as the Retirement Plan.

Deferred Fee Plan. Pursuant to the Amended and Restated Non-Employee Directors Deferred Fee Plan (the "Deferred Fee Plan"), directors may make an advance election to defer director's fees, and to have such deferred fees treated as though invested in Common Stock, or as cash earning interest at the prime rate. Messrs. Hope, Hovell, S. Felton Mitchell, Jr., Morrissette, Rouse and Van Antwerp elected to defer all or a portion of director's fees payable to them during fiscal year 2003. With respect to deferred fees which are treated as though invested in Common Stock, the Company is required under applicable accounting rules to record as compensation expense, as of the end of each fiscal quarter and year, a credit or charge to earnings based on the market value of Common Stock which would have been held for the accounts of directors under the Deferred Fee Plan if those deferred fees had actually been invested in Common Stock. In fiscal year 2003, the amounts so recorded were a charge of $95,195 as of December 31, 2002, a credit of $19,953 as of March 31, 2003, a charge of $218,416 as of June 30, 2003, and a charge of $16,819 as of September 30, 2003.

Insurance. The Company provides accidental death and dismemberment insurance of $200,000 for each Director and $100,000 for the spouse of each director. Premium cost for the fiscal year for such coverage was $2,488 for all directors not serving as officers. The Company is not designated as the beneficiary under the policy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of December 1, 2003, information concerning
(i) beneficial ownership of Common Stock, the only class of voting securities of the Company, by persons who are known by the Company to own beneficially more than 5% of such common stock, and (ii) beneficial ownership of such common stock by all directors and executive officers of the Company and Mobile Gas as a group. Except as noted below, the indicated owners have sole voting and investment power with respect to shares beneficially owned.

         Name and Address                      Amount Beneficially Owned                  Percent of Class
         ----------------                      -------------------------                  ----------------
         Thomas B. Van Antwerp                       388,840 (1)                                  7.6%
         Suite 1295
         Two Ravina Drive
         Atlanta, GA 30346

         All directors and executive                 686,211 (1)(2)                              13.1%
         officers as a group (17 persons)

(1) Includes 112,100 shares owned by The Hearin/Chandler Foundation, of which Mr. Luis Williams is a trustee and with whom Mr. Van Antwerp shares voting power; and 142,533 shares owned by the Staples Family LLC, 4,487 shares owned by Emily Staples Hearin, 69,724 shares owned by Ann B. Hearin, 42,698 shares owned by Louise Hearin, 2,400 shares owned by Louise S. Brock and 9,979 shares owned by Mr. and Mrs. Luis Williams, as to which Mr. Van Antwerp shares voting power. Also includes 634 shares held directly by Mr. Van Antwerp over which he has sole voting and dispositive power, 2,725 shares owned jointly with Mr. Van Antwerp's spouse with whom he shares voting and dispositive power, and 1,560 shares held in two accounts by Mr. Van Antwerp as custodian for two children under the New York Uniform Transfers to Minors Act, as to which he has sole voting and dispositive power.

(2) Includes 36,577 shares owned by spouses of officers and directors, 18,787 shares owned jointly by officers and directors and their respective spouses, 21,007 shares credited to officers' accounts in the Employees' 401(k) Plan as of October 31, 2003, and 88,750 shares subject to options exercisable within 60 days.

                             EXECUTIVE COMPENSATION

The following table contains information with respect to compensation paid or set aside by the Company and its subsidiaries for services in all capacities during fiscal years 2003, 2002 and 2001 to the Company's Chief Executive Officer and to the four most highly compensated executive officers of the Company and its subsidiaries, other than Chief Executive Officer, whose aggregate salary and bonus exceeded $100,000 for fiscal year 2003.

                           SUMMARY COMPENSATION TABLE

                                                                                                               LONG TERM
                                                                                                             COMPENSATION
                                                         ANNUAL COMPENSATION                                    AWARDS
                                           ------------------------------------------------------------      -------------
                                                                                          OTHER ANNUAL         SECURITIES
                                                          SALARY            BONUS         COMPENSATION         UNDERLYING
NAME AND PRINCIPAL POSITION                YEAR            ($)               ($)               ($)             OPTIONS(#)
---------------------------                ----          --------         ----------     --------------      -------------
John S. Davis                              2003          294,417            ______        10,811(1)(7)         12,500
President and Chief Executive              2002          281,500            95,000         9,762(1)(7)            -0-
Officer                                    2001          277,250               -0-        10,668(1)(7)            -0-

W. G. Coffeen, III                         2003          175,833            ______         5,425(2)(7)          5,000
Senior Vice President, Operations          2002          169,167            34,400         4,677(2)(7)            -0-
and Marketing                              2001          160,910               -0-         4,554(2)(7)            -0-

Charles P. Huffman                         2003          163,333            ______         5,050(3)(7)          5,000
Senior Vice President and Chief            2002          154,167            32,900         4,752(3)(7)            -0-
Financial Officer                          2001          146,524               -0-         4,497(3)(7)            -0-

G. Edgar Downing, Jr.                      2003          143,167            ______         4,430(4)(7)          2,500
Vice President, Secretary and              2002          138,333            29,000         4,185(4)(7)            -0-
General Counsel                            2001          133,333               -0-         3,414(4)(7)            -0-

Gregory L. Welch                           2003(5)       118,333            ______         3,700(6)(7)          8,000
President of MGS Storage
Services, Inc., the general partner
of Bay Gas Storage Company, Ltd.

(1) Includes $5,733, $4,898 and $5,984 contributed to Mr. Davis' account in the Employees' 401(k) Plan for the 2003, 2002 and 2001 fiscal years, respectively, and $4,928, $4,725 and $4,545 paid to Mr. Davis in 2003, 2002 and 2001, respectively, pursuant to incentive units granted under the Company's 1992 Incentive Plan.

(2) Includes $5,275, $4,538 and $4,415 contributed to Mr. Coffeen's account in the Employees' 401(k) Plan for the 2003, 2002 and 2001 fiscal years, respectively.

(3) Includes $4,900, $4,613 and $4,358 contributed to Mr. Huffman's account in the Employees' 401(k) Plan for the 2003, 2002 and 2001 fiscal years, respectively.

(4) Includes $4,280, $4,046 and $3,275 contributed to Mr. Downing's account in the Employees' 401(k) Plan for the 2003, 2002 and 2001 fiscal years, respectively.

(5)      Mr. Welch became President of MGS Storage Services, Inc. in October
         2002.

(6) Includes $3,550 contributed to Mr. Welch's account in the Employees' 401(k) Plan for the 2003 fiscal year.

(7) Includes insurance premiums for each officer of $150 in 2003, $139 in 2002 and $139 in 2001.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company believes that all requirements under Section 16(a) of the Securities and Exchange Act of 1934 applicable to directors and executive officers of the Company were complied with by such persons during the last fiscal year, except that Mr. Bell filed a report with respect to 1200 shares three days after the transaction, rather than within two days as provided under rules recently promulgated under the Sarbanes-Oxley Act. In making this disclosure, the Company has relied on written representations by or on behalf of its directors and executive officers and copies of reports filed.

                        OPTION GRANTS IN LAST FISCAL YEAR

The following table and notes provide information on option grants to the executive officers named in the Summary Compensation Table above to whom grants were made in fiscal year 2003.

                                                                    Individual Grants                         Grant Date Value
                                         -----------------------------------------------------------------    ----------------
                                         Number of         % of Total
                                         Securities          Options
                                         Underlying         Granted to         Exercise or
                                          Options          Employees in        Base Price       Expiration      Grant Date
     Name                                Granted (1)      Fiscal Year (2)       Per Share          Date        Present Value
     ----                                -----------      ---------------      -----------      ----------    ----------------
John S. Davis                               12,500             19.1%            $26.625         4/25/2013       $91,750(3)
W.G. Coffeen, III                            5,000              7.6%            $26.625         4/25/2013       $36,700(3)
Charles P. Huffman                           5,000              7.6%            $26.625         4/25/2013       $36,700(3)
G. Edgar Downing, Jr.                        2,500              3.8%            $26.625         4/25/2013       $18,350(3)
Gregory L. Welch                             8,000             12.2%            $26.891(4)         (4)          $69,624(4)

(1) Options are granted with an exercise price equal to market value on the date of the grant and are exercisable in cumulative 25% increments at the end of each of the four years following the date of grant, subject to accelerated vesting upon a change of control, and further subject to the condition that no option may be exercised later than ten years after the date of the grant.

(2) The Company granted options representing 65,500 shares to employees during fiscal year 2003.

(3) The Company has used the Black-Scholes Option Valuation model adjusted for dividends to determine grant date present value of the options. The Company does not advocate or necessarily agree that the Black-Scholes model properly reflects the value of an option. The assumptions used in calculating the option value are as follows: a risk-free interest rate of 3.88%, the rate applicable to a ten-year treasury security at the time of the award; a dividend yield of 4.23%, the yield at the time the option award was made; volatility of 0.360, calculated using daily stock returns for the twelve month period preceding the option award; a stock price at date of grant of $26.625; and a ten-year stock option term. No adjustments were made for forfeitures or vesting restrictions on exercise.

(4) Mr. Welch was granted options on October 26, 2002 and April 25, 2003 which expire ten years from the date of grant. The value of options granted to Mr. Welch was calculated on the same basis as set forth in footnote (3) above, except weighted averages for the two grant dates were used, as follows: a risk-free interest rate of 4.0%; a dividend yield of 4.1%; a weighted average volatility of .416; average of stock prices at the dates of the grants of $26.891.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                     AND 2003 FISCAL YEAR-END OPTION VALUES

The following table and notes provide information on options exercised during the last fiscal year and the value at September 30, 2003 of unexercised options held by the executive officers listed in the Summary Compensation Table.

                           Shares                             Number of Securities           Value of  Unexercised
                           Acquired on      Value           Underlying Unexercised           In-the-Money Options
                           Exercise (#)     Realized(1)      Options at 9/30/03 (#)             at 9/30/03 ($)(2)
                           ------------     -----------     ------------------------        -------------------------
Name and Position                                           Exercisable/Unexercisable       Exercisable/Unexercisable
-----------------                                           -------------------------       -------------------------
John S. Davis                    7,000       $120,829             31,250/16,250                $479,740/$103,806

W.G. Coffeen, III               19,900       $290,574               5,625/6,875                  $67,303/$46,009

Charles P. Huffman              13,000       $193,320               5,625/6,875                  $67,303/$46,009

G. Edgar Downing, Jr.            7,300       $100,782              10,750/3,750                 $165,665/$26,744

Gregory L. Welch                   -0-            -0-              6,875/11,125                  $71,399/$68,688

(1) Calculation based on sales prices where applicable, or on the closing price of Common Stock on the exercise date.

(2) The ultimate realization of value on the exercise of such options is dependent upon the market price of Common Stock at the time of exercise. Calculations are based on the $31.34 closing price of Common Stock on the last trading day of the fiscal year.

                      EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information at September 30, 2003 with respect to the Company's equity compensation plans that provide for the issuance of options, warrants or rights to purchase the Company's securities.

                                                                                    Number of Securities
                                                                                    Remaining Available for
                             Number of Securities                                   Future Issuance under
                             to be Issued upon           Weighted-Average           Equity Compensation
                             Exercise of                 Exercise Price of          Plans (excluding
                             Outstanding Options,        Outstanding Options,       securities reflected in the
Plan Category                Warrants and Rights         Warrants and Rights        first column)
--------------------------   ----------------------      -----------------------    ---------------------------
Equity Compensation Plans             174,850                     $21.912                     305,000
Approved by Security
Holders

Equity Compensation Plans                 -0-                         -0-                         -0-
Not Approved by Security
Holders

Employees' Retirement Plan. The Employees' Retirement Plan is a defined benefit plan which covers all full-time employees upon attainment of age 21 and completion of one year of service. Benefits are generally based on various percentages of regular basic compensation for each year of the individual's service, but if the resulting benefit is greater, is based upon average compensation during the last five years of employment proportionately reduced for years of service less than twenty and reduced by 70% of Social Security benefits. Participants are vested after five years of continuous service and are eligible for early retirement at or after age 55 with ten years of credited service.

Participants bear no costs of the Plan. Amounts accrued pursuant to the Plan for the accounts of the individuals named in the Summary Compensation Table above cannot be readily calculated. The estimated annual retirement benefit under the Plan, based on current remuneration and assuming retirement at age 65, of Mr. Davis, Mr. Coffeen, Mr. Huffman, Mr. Downing and Mr. Welch are $58,125, $82,348, $83,582, $74,393 and $53,276, respectively. Years of service now credited under the Plan for Mr. Davis, Mr. Coffeen, Mr. Huffman, Mr. Downing and Mr. Welch are 8, 16, 23, 12 and 7 years, respectively. The estimated annual benefits are net of any reductions for Social Security benefits or other offset amounts.

Employee Savings Plan. The Employee Savings Plan is a qualified voluntary contributory retirement plan under Section 401(k) of the Internal Revenue Code established on September 1, 1988. Eligibility requirements are one year of employment and 21 years of age. Eligible employees can invest up to 50% of their base salary in the plan, subject to statutory maximums. Employee contributions vest immediately and can be allocated among a money market fund, bond funds, or equity funds, as directed by the employee. The Company makes a contribution, equal to 50% of an employee's contribution, but not more than 3% of the employee's base salary. Company contributions are invested in Common Stock and are vested in cumulation increments of 20% for each of the first five years of an employee's service. Participants may withdraw their contributions or borrow from their accounts subject to certain conditions. Company contributions for the 2003, 2002 and 2001 fiscal years for each of the executive officers are included in the Summary Compensation Table above.

Agreements with Mr. Davis. As of January 26, 1996 Mobile Gas entered into an unfunded and unsecured deferred compensation agreement with Mr. Davis substantially in accordance with a proposal provided by consultants retained by Mobile Gas (the "Deferred Compensation Agreement"). The Deferred Compensation Agreement provides for benefits to be paid to Mr. Davis upon retirement, in such amount as would, taken together with amounts payable under the Employees' Retirement Plan, equal that which would have been payable to Mr. Davis upon retirement with the greater of 20 years or his actual years of service with Mobile Gas. The Deferred Compensation Agreement also provides for a benefit payable if Mr. Davis terminates employment with Mobile Gas for any reason prior to age 65. The severance benefit would be equal to two-thirds of the monthly benefit which would have been paid to Mr. Davis under the Employees' Retirement Plan if he had retired on his 65th birthday, but based on Mr. Davis' actual employment history with Mobile Gas as of the date his employment ceases.

On December 10, 1999, the Company entered into an unfunded Supplemental Deferred Compensation Agreement (the "Supplemental Agreement") with Mr. Davis. Under the Supplemental Agreement, the Company will pay a benefit to Mr. Davis equal the difference between: (a) the benefit that would have been payable to Mr. Davis under the Employee's Retirement Plan, as supplemented by the Deferred Compensation Agreement, but for (i) the limit on compensation that can be taken into account in calculating benefits payable thereunder pursuant to Section 401(a)(17) of the Internal Revenue Code, as amended (the "Code"), and (ii) the limit on the benefits that may be paid thereunder pursuant to Section 415 of the Code; and (b) the benefit that is payable to Mr. Davis under the Employees' Retirement Plan, as supplemented by the Deferred Compensation Agreement. The Supplemental Agreement provides that the benefit paid to Mr. Davis thereunder shall be paid in the same form and manner as the benefit paid under the Deferred Compensation Agreement, provided, however, that the Company may in its discretion accelerate the payments due under the Supplemental Agreement. The Supplemental Agreement further provides that the amounts payable thereunder are general unsecured obligations of the Company. The Company estimates that the annual amount payable to Mr. Davis under the Supplemental

Agreement and the Deferred Compensation Agreement, based upon Mr. Davis' current remuneration and the formula for calculating benefits under the Employees' Retirement Plan and assuming retirement at age 65, would be $89,028.

Change of Control Agreements. On December 10, 1999 the Company entered into Change of Control Agreements with Messrs. Davis, Coffeen, Huffman, and Downing. On January 31, 2003 the Company entered into such a Change of Control Agreement with Gregory L. Welch. Generally, such agreements provide that if, within twenty-four months following the change in control of the Company (as defined in the agreements), the officer's employment is terminated in a qualified termination, then the Company shall make a lump-sum payment to the officer equal to a specified percentage of the officer's "compensation," defined as the officer's annualized base salary in effect immediately prior to the change in control, plus the higher of (a) the annual bonus awarded the officer pursuant to the Company's Officer's Incentive Compensation Plan ("Bonus") with respect to the fiscal year immediately preceding the fiscal year in which the change in control occurs or (b) the average of the Bonus awards to the officer with respect to the three fiscal years immediately preceding the fiscal year in which the change in control occurs. For purposes of establishing the applicable percentage, the Company has established a three-tier structure in which tier-one officers receive 297% of such compensation, tier-two officers receive 200% of such compensation, and tier-three officers receive 100% of such compensation, and has designated Mr. Davis as a tier-one officer, Mr. Welch as a tier-three officer, and the remainder of the officers with whom the Company has entered into change of control agreements as tier-two officers. The agreements also provide for continuation of certain insurance and other employee benefits for a period of twenty-four months following a qualified termination of employment. For purposes of the agreements, (i) the term "qualified termination" means a termination other than for cause, by the officer for good reason or by written agreement to such effect between the officer and the Company, (ii) the term "cause" generally means failure to substantially perform duties, misconduct injurious to the Company or conviction of a felony, and (iii) the term "good reason" generally means a reduction in the officer's position, duties, responsibilities, status, compensation or benefits.

Insurance. The Company provides accidental death and dismemberment insurance of $200,000 for each officer and $100,000 for the spouse of each officer. The Company is not designated as the beneficiary under the policy. Premium cost for such insurance for each of the executive officers named therein is included in the Summary Compensation Table above.

Other Compensation. The Company provides certain equipment, facilities and services to various officers to assist them in performing their corporate responsibilities and duties in connection with business of the Company, such as automobiles and club memberships. The Summary Compensation Table does not include the value of such equipment, facilities and services which might be deemed attributable to personal use by the recipient, because the cost to the Company of such personal benefits with respect to any executive officer named in the Summary Compensation Table did not exceed the lesser of $50,000 or 10 percent of the compensation reported with respect to such executive officer.

                   COMPENSATION AND PLANNING COMMITTEE REPORT

The Compensation and Planning Committee of the Company's Board of Directors is currently comprised of five outside directors: Mr. Bell, Mr. Hope, Ms. Marston, Mr. Peebles and Mr. Van Antwerp. Based upon recommendations of the Chief Executive Officer with respect to executive officers other than himself, the Committee reviews and makes recommendations to the Board with respect to salaries and other compensation for officers of the Company and its subsidiaries. Decisions by the Committee with respect to compensation of executive officers of the Company and its subsidiaries, including the Chief Executive Officer of the Company, are reviewed and approved by the Board. The Committee is continuing to implement its compensation philosophy, which includes the following five principles:

1. Objectives: The Company's two primary compensation objectives are to provide a competitive compensation package that will enable the Company to attract and retain a highly-qualified executive team, and to provide a significant amount of variable compensation that is contingent upon objectively-measured performance, so as to align executive interests with those of customers and stockholders.

2. Competitiveness: Compensation comparisons will be made against similar-size public utilities on a national basis, to allow the Company to compete nationally for top executive talent. Competitive levels of four compensation components will be measured:

         o Base salary, to be targeted above the median for the peer group, with the primary consideration being external market levels and a secondary consideration being internal equity concerns.

         o Annual incentives, to be targeted at the median, to motivate and reward accomplishment of key corporate priorities and objectives.

         o Long-term incentives, to be targeted below the median, so that total target compensation (base salary plus annual incentives plus long-term incentives) would equal median total compensation for peer group executives.

         o Benefits and perquisites, to be targeted at the low end of the competitive range, so as to provide reasonable levels of security and protection but to not emphasize this component of the total compensation package.

3. Leverage: Annual and long-term incentives are to have significant upside and downside variability so as to create a strong relationship between the level of total executive compensation and the level of performance achieved.

4. Basis for measurements: Annual and incentive plans are to emphasize teamwork, and are to be based in large part on corporate performance, but will provide latitude to reward individual performance and contributions. Annual incentives are to reflect a balance between stockholder and customer interests, and between financial and operational goals, with financial objectives weighted more heavily with respect to senior executives, and operational goals being more heavily weighted at lower executive levels. Long-term incentives are to focus on stockholder interests and are to be tied, in part, to performance of Common Stock.

5. Alignment with Stockholder Interests: The executive compensation program is intended to increase the alignment between executive interests and stockholders.

Determination of annual base salary and incentive compensation for each of the Company's executive officers, including Mr. Davis, are made in accordance with the foregoing criteria, with salary amounts and cash incentive targets and awards being recommended by the Chief Executive Officer with respect to other executive officers, and the salary and cash incentive targets and awards for the Chief Executive Officer being determined by the Committee.

Consistent with the foregoing compensation philosophy, long-term incentives in the form of stock options have been granted since fiscal year 1995. Awards were also made under the Mobile Gas Service Corporation Incentive Compensation Plan (the "1992 Incentive Plan"), which was assumed by the Company in 1998. All incentive units which had been awarded to current employees, other than [3,000] units awarded to Mr. Davis, have been surrendered; payments to Mr. Davis under the 1992 Incentive Plan are included under the "Other Annual Compensation" column in the Summary Compensation Table above.

It is the Committee's current intention that no further awards will be made under the 1992 Incentive Plan, and that incentive awards will continue to be made under the Company's Officers Incentive Compensation Plan which became effective as of the fiscal year beginning October 1, 1996 (the "Officers Incentive Plan"). Under the Officers Incentive Plan, cash incentive awards to Company officers, computed as a percentage of base salary, are made by the Committee based on three performance measures (the first two being referred to as "Company Objectives" and the third being referred to as "Personal Objectives"):

         o The Company's Return on Common Equity ("ROE"), compared to the ROE of a group of peer companies;

         o The Company's earnings per share ("EPS") compared to a target EPS goal established by the Committee; and

         o Specific individual personal performance objectives to be established annually for each participant in the Officers Incentive Plan.

The Officers Incentive Plan provides for a target award level for the President and Chief Executive Officer of the Company at a specified percentage of base salary, and for other officers of the Company at a lesser percentage. The Officers Incentive Plan also provides for relative weighting of the three performance objectives at specified percentages for the President and Chief Executive Officer, with different specified percentages for all other officers. The relative weighting of performance objectives for the President and Chief Executive Officer places exclusive emphasis on the Company Objectives. The relative weighting for officers other than Mr. Welch places 75% weighting on Company Objectives and 25% on Personal Objectives. For Mr. Welch, who has primary management responsibility for a Company subsidiary, the relative weighting includes three parts, with 25% emphasis on Personal Objectives and the 75% Company Objectives component being measured in equal parts by performance of the Company as a whole and by performance of the subsidiary. Depending on the degree to which Company Objectives and Personal Objectives are attained or exceeded, awards may range from 50% to 150% of the target award level. [Incentive awards with respect to the 2003 fiscal year to the named executive officers are reported as bonus in the Summary Compensation Table above.] The awards reflect that [of the Company Objectives the ROE objective was exceeded, and the EPS performance was above the threshold but slightly below the target.]

Walter A. Bell
John C. Hope, III
Judy A. Marston
E. B. Peebles, Jr.
Thomas B. Van Antwerp
Members, Compensation and Planning Committee

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

Mr. Bell, Mr. Hope, Ms. Marston, Mr. Peebles and Mr. Van Antwerp are the members of the Compensation and Planning Committee of the Board of Directors.

Mr. Hope serves as Chairman of the Board of Directors, but is neither an employee nor an executive officer of the Company.

                             AUDIT COMMITTEE REPORT

Each member of the Company's Audit Committee meets the independence requirements set by the National Association of Securities Dealers. The Committee members reviewed and discussed the Company's audited financial statements for the fiscal year ending September 30, 2003 with management. The Committee also discussed all the matters required to be discussed by Statement of Auditing Standards No. 61 with the Company's independent auditors, Deloitte & Touche LLP. The Committee received the written disclosures and letter from Deloitte & Touche LLP as required by Independence Standards Board Standard No. 1, and has discussed with the independent accountants their independence. Based on the review and discussions described above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2003 for filing with the Securities and Exchange Commission.

The Board of Directors has adopted a written charter to govern the Audit Committee. A copy of the Company's Audit Committee Charter as amended through October 24, 2003 (which has not since been amended), is included as Appendix A.

Walter L. Hovell
G. Montgomery Mitchell
S. Felton Mitchell
Harris V. Morrissette
Robert H. Rouse
Members, Audit Committee

                                   PROPOSAL 2

               APPROVAL OF AMENDMENT OF ARTICLES OF INCORPORATION

   PROPOSED AMENDMENT TO RESTATED ARTICLES OF INCORPORATION OF THE COMPANY TO
           MAKE MANDATORY RETIREMENT AGE APPLICABLE TO ALL DIRECTORS

         The Board of Directors of the Company has determined by unanimous vote that an amendment to the Company's Restated Articles of Incorporation [as previously amended] (the "Articles of Incorporation") is advisable and has unanimously recommended that the Company's stockholders approve such amendment. The proposed amendment would add to the provisions of the Articles of Incorporation regarding directors a provision specifying that, beginning with the annual meeting of the stockholders of the Company to be held in 2007 and at each annual meeting of stockholders thereafter, any director then in office who has attained the age of 72 prior to the date of such annual meeting share retire effective as of that date. If the proposed amendment is approved, Section (f) of
Article VI of the Articles of Incorporation will read as set forth in Exhibit A attached hereto.

REASONS FOR AND CERTAIN EFFECTS OF THE PROPOSED AMENDMENT

         Since the organization of the Company as a holding company in 1997 the Company's Bylaws have included the following provision

                  Other than persons in office as directors on such date, after January 1, 1998 no person who will be less than twenty one
                  (21) years of age or more than seventy-two (72) years of age on the date of taking office shall be elected as director.

         The foregoing provision generally precludes any person who would be 72 or older upon taking office from becoming a director of the Company. Because the Bylaw provision does not affect directors who were in office on January 1, 1998, it does not affect all potential directors equally. The Board of Directors believes that it is desirable that after an appropriate transition period, the foregoing age limit would be applied universally to all directors and prospective directors of the Company.

         The proposed amendment provides that the Board may propose a nominee to be elected by stockholders of the Company at the annual meeting at which a retiring director leaves office to complete the term of the retiring director, but the Board would not be required to do so. If no director is elected at the meeting at which a director retires, the Board could (i) within the maximum of 12 and minimum of 9 directors provided for in the Articles of Incorporation, reduce the number of directors, (ii) allow the retired director's position to remain vacant until the next annual meeting of stockholders, or (iii) elect a director to fill the vacancy until the next annual meeting of stockholders.

         THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ADOPTION OF THE PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION TO MAKE THE MANDATORY RETIREMENT AGE APPLICABLE TO ALL DIRECTORS.

VOTE REQUIRED FOR ADOPTION OF PROPOSED AMENDMENT

         Because the Proposed Amendment is an action which could affect the term of incumbent directors, under Article VI of the Articles of Incorporation the approval of the proposed amendment requires the affirmative vote of at least seventy-five percent (75%) of the total number of votes entitled to be cast by the holders of all of the shares of capital stock of the Corporation entitled to vote in the election of directors. Therefore, abstentions and broker non-votes will have the same effect as votes against the proposal. The Company is informed that members of the Board of Directors and officers of the Company who hold or beneficially own in the aggregate approximately 686,000 shares of Common Stock, or approximately 13% of the Common Stock, intend to vote such shares of Common Stock in favor of the proposed amendment to the Articles of Incorporation of the Company.

        THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT
                 STOCKHOLDERS VOTE FOR APPROVAL OF PROPOSAL 2.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

The firm of Deloitte & Touche LLP has served as independent public accountants to audit the Company's financial statements for the past seventeen years and they have been selected by the Board of Directors to continue in such capacity as independent public accountants for the Company for the current fiscal year. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

AUDIT FEES. Deloitte & Touche LLP billed the Company aggregate fees totaling $112,000 and $95,000 in fiscal 2003 and fiscal 2002, respectively, for professional services rendered for the audit of the Company's annual financial statements and the reviews of the financial statements included in the Company's Forms 10-Q or services that are normally provided by Deloitte & Touche LLP in connection with statutory and regulatory filings or engagements.

AUDIT-RELATED FEES. Deloitte & Touche LLP billed the Company aggregate fees totaling $19,000 and $11,000 in fiscal 2003 and fiscal 2002, respectively, for assurance and related services, that were reasonably related to the performance of the audit or review of the Company's financial statements, including a consent in a registration statement in 2003 and audit of an employee benefit plan each year.

TAX FEES. Deloitte & Touche LLP billed the Company aggregate fees totaling $4,700 and $4,200 in fiscal 2003 and fiscal 2002, respectively, for professional services rendered for tax compliance, tax advice and tax planning.

ALL OTHER FEES. Deloitte & Touche LLP billed the Company aggregate fees totaling $36,500 and $-0- in fiscal 2003 and fiscal 2002, respectively, for services other than those described in the three immediately preceding paragraphs, including internal control training, [information system infrastructure planning] and certificates required in connection with the issuance of Company bonds.

The Audit Committee of Board of Directors has considered whether the provision by Deloitte & Touche LLP of the services covered by the fees other than the audit fees is compatible with maintaining Deloitte & Touche LLP's independence and believes that it is compatible.

AUDIT COMMITTEE PREAPPROVAL POLICIES. [disclose Audit Committee's pre-approval policies and procedures] [The Audit Committee of the Board of Directors has adopted the preapproval policies and procedures described in Regulation S-X Rule 2-01(c)(7)(i).]

                    ENERGYSOUTH, INC. STOCK PERFORMANCE GRAPH

The following graph compares the value of $100 invested on October 1, 1998 in Common Stock, the Media General Gas Utilities Industry Group Index (the "MG Group"), and the Russell 2000 Index, assuming reinvestment of dividends. The Media General Gas Index, published as Industry Group Index No. 912 by Media General Financial Services of Richmond, Virginia, consists of 33 gas utilities including the Company.

Fiscal Year Ending             1998        1999        2000         2001         2002          2003
------------------            ------      ------      ------       ------       ------        ------
ENERGYSOUTH, INC.             100.00      107.57      106.53       127.01       151.83        193.97
Gas Utilities                 100.00      104.98      137.32       137.52       133.33        167.37
Russell 2000 Index            100.00      117.55      143.14       111.15        99.45        133.87


                     [REPLACE WITH GRAPH IN PRINTED VERSION]

                              STOCKHOLDER PROPOSALS

Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the Securities and Exchange Commission ("SEC"). In order to be included in EnergySouth's proxy statement and form of proxy relating to its 2005 Annual Meeting pursuant to Rule 14a-8 promulgated by the SEC ("Rule 14a-8"), proposals from stockholders to be presented at the 2005 Annual Meeting must be received by the Secretary of EnergySouth no later than [August 21], 2004. The date after which notice of a shareholder proposal submitted outside of the processes of Rule 14a-8 will be considered untimely is [October 28], 2004. If notice of such a shareholder proposal is received by the Company after [October 28], 2004, then the Company's proxy for the 2005 Annual Meeting may confer discretionary authority to vote on such matter without discussion of such matter in the proxy statement for the 2005 Annual Meeting.

                                 OTHER PROPOSALS

As of this date, the Company does not know of any other business to be presented at the meeting. However, the enclosed proxy gives discretionary authority to the proxy holders named therein should any other matters be presented to the meeting and it is the intention of such proxy holders to take such action in connection therewith as shall be in accordance with their best judgment.

                                   ----------

Please sign, date, and return the enclosed proxy promptly in the enclosed envelope on which no postage stamp is necessary if mailed in the United States.

                                                      ENERGYSOUTH, INC.
                                                  By G. EDGAR DOWNING, JR.
                                                        Secretary
Mobile, Alabama
Dated December [17], 2003

                                                                      APPENDIX A

                                ENERGYSOUTH, INC.
                             AUDIT COMMITTEE CHARTER
--------------------------------------------------------------------------------


                                    PREAMBLE:

The very integrity of reporting to EnergySouth's shareholders and the securities markets rests on the integrity of the Company's financial reporting system. "Good" corporate governance means that structures and processes are in place to ensure that directors have the ability to objectively and effectively assess management and corporate performance. EnergySouth's Audit Committee is the key to fulfilling EnergySouth's Board of Director's oversight function, and will ensure that significant issues are carried to the full Board.

The Audit Committee is not to duplicate the work of the internal auditor and independent auditors, rather, its role is that of oversight. The Audit Committee will serve as an independent and objective party to monitor the Company's financial reporting process and internal control system, review and appraise the audit efforts of the Company's registered public accounting firm and internal audit department, and provide an open avenue of communication among the registered public accounting firm, financial and senior management, the internal auditing department, and the Board of Directors. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities related to corporate accounting, internal and financial controls, financial reporting practices, quality and integrity of financial reports, legal compliance and business ethics.

                                  ORGANIZATION:

The Audit Committee of the Board of Directors of the Company was established by the action of the Board. Only independent directors (which shall be at least three in number) will serve as members of the Audit Committee. An independent director is free of any relationship that could influence his or her judgment as a Committee member. An independent director may not be associated with a major vendor to, or customer of, the Company, and must meet the requirements established by the Securities and Exchange Commission and the NASDAQ for independent directors. When there is any doubt about independence, the director will recuse himself or herself from any decisions that might be influenced by that relationship. All members of the Committee will have a working familiarity with basic finance and accounting practices and at least one member must meet the requirements of and be designated by the Board of Directors as an "audit committee financial expert" as required by the Public Company Accounting Oversight Board or other regulatory authority.

The Committee will meet at least four times a year, with authority to convene additional meetings, as circumstances require. The Audit Committee chairman will call a Committee meeting whenever he or she thinks there is a need. All Committee members are expected to attend each meeting, in person or via tele- or video- conference. The Committee may invite officers, members of management, employees, the internal auditor, representatives of the registered public accounting firm, outside counsel or others to attend meetings and provide pertinent information to the Committee, as necessary. The Committee will maintain minutes or other records of meetings and activities of the Committee, and must report Committee actions, with appropriate recommendations, through its Chairman, to the Board of Directors following the meetings of the Audit Committee.

                            GENERAL RESPONSIBILITIES:

The Audit Committee serves as the representative of the Board for the general oversight of Company affairs and integrity in the area of financial accounting and reporting and the underlying internal controls as well as the financial reporting aspects of the Company's employee benefit plans.

The Audit Committee will assist the Board in fulfilling oversight responsibilities for the Company's compliance with legal and regulatory requirements.

The Audit Committee will assist the Board in discharging its fiduciary responsibilities to shareholders, providing assurance as to the independence of the Company's registered public accounting firm and the adequacy of disclosure to shareholders and to the public.

The Audit Committee will provide open avenues of communication among the internal auditor, the registered public accounting firm and the Board of Directors.

The Audit Committee will review with management and the registered public accounting firm significant accounting and reporting issues and understand their impact on the financial statements. These issues include complex or unusual transactions and highly judgmental areas; major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles; and the effect of regulatory and accounting initiatives, as well as any off-balance sheet structures, on the financial statements of the Company.

The Audit Committee will consider the effectiveness of the Company's internal control system, including information technology security and control.

The Audit Committee will understand the scope of the internal auditor's and the registered public accounting firm's review of internal control over financial reporting, and obtain reports on significant findings and recommendations, together with management's responses.

The Audit Committee will review analyses prepared by management, the internal auditor and/or the registered public accounting firm setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

The Audit Committee will review with management, the internal auditor and the registered public accounting firm the results of their audits, including any difficulties encountered. This review will include any restrictions on the scope of the registered public accounting firm's activities or on access to requested information, and any significant disagreements with management.

The Audit Committee will meet with the internal auditor, representatives of the registered public accounting firm, the Company's Chief Financial Officer, and other management in separate executive sessions to discuss any matters the Committee or these individuals believe should be discussed privately with the Audit Committee.

The Audit Committee has the power to conduct or authorize investigations into matters within the Committee's scope of responsibilities. The Board of Directors may request the Audit Committee to investigate any activity of the Company, employees of the Company, and any firm or person associated with or doing business with the Company. The Committee is authorized to retain independent counsel, accountants or others to advise the Committee or to assist in the conduct of an investigation.

The Audit Committee has the power to seek any information it requires from employees -- all of whom are directed to cooperate with the Committee's requests -- or external sources or parties.

The Audit Committee will meet with Company officers, employees, the registered public accounting firm, or outside counsel, as the Committee deems necessary or useful.

The Audit Committee may delegate authority to its Chairman or to subcommittees of the Committee, including the authority to pre-approve all auditing and permitted non-audit services, provided that such decisions are presented to the full Committee at its next scheduled meeting.

The Audit Committee may delegate authority to its Chairman to review interim financial reports, regulatory filings, and press releases provided that such reports, filings and press releases are provided to the full Committee on a timely basis.

The Audit Committee will discuss the annual audited financial statements and quarterly financial statements with management, the internal auditor and the registered public accounting firm, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

The Audit Committee will review disclosures made by the CEO and the CFO during the Forms 10-K and 10-Q certification process about significant deficiencies in the design or operation of internal controls or any fraud that involves management or other employees who have a significant role in the Company's internal controls. The CEO and the CFO shall provide copies of all such certifications to the Audit Committee, which certifications shall become part of the Audit Committee's permanent records.

The Audit Committee will review and discuss earnings press releases (particularly use of "pro forma," or "adjusted" non-GAAP, information), as well as financial information and earnings guidance provided to analysts and rating agencies. This review may be general (i.e., the types of information to be disclosed and the type of presentations to be made).

The Audit Committee will review and discuss the preparation of all reports that the SEC or other regulatory body or agency rules require to be filed, including the Company's annual proxy statement.

The Committee will do whatever else the law, applicable rules or regulations, and the Company's charter, bylaws or the Board of Directors requires.

The Audit Committee will prepare letters or statements for inclusion in the annual report and proxy, as required by the SEC and NASDAQ, that describes the Committee's composition and responsibilities and how the responsibilities were fulfilled.

The Audit Committee will review the annual report to shareholders prior to its public release.

The Audit Committee will review audit and control procedures proposed to be implemented for any new significant business ventures of the Company, which are out of the ordinary course of the Company's business.

Audit Committee meeting agendas will be prepared at the direction of the Audit Committee Chairman and provided to Committee members in advance, along with appropriate briefing materials. Minutes of Audit Committee meetings will be prepared and retained as part of the Company's permanent records.

The Audit Committee shall be responsible for the oversight of the Company's Code of Conduct.

             RESPONSIBILITIES FOR REGISTERED PUBLIC ACCOUNTING FIRM:

The Audit Committee will appoint, compensate and oversee the work of any registered public accounting firm employed by the Company.

The Audit Committee will pre-approve all auditing and non-audit services performed or to be performed by the registered public accounting firm.

The Audit Committee will confirm and assure the qualifications, performance, and independence of the registered public accounting firm.

The Audit Committee will consider, in consultation with the registered public accounting firm, the audit scope and procedural plans made by the registered public accounting firm. The Audit Committee will direct that the director of internal auditing and the registered public accounting firm coordinate the internal and external audits. The purpose of coordinating these efforts is to assure completeness of coverage, reduce redundancy and use audit resources effectively.

The Audit Committee will resolve any disagreements between management and the registered public accounting firm regarding accounting issues or financial reporting.

The Audit Committee will discuss with management and the registered public accounting firm if either thinks there might be a need to engage additional auditors. The Audit Committee will decide whether to engage an additional firm and, if so, which one.

The Audit Committee will review with the registered public accounting firm the adequacy of the Company's internal controls, including computerized information system controls and security and any significant findings and recommendations made by the registered public accounting firm or internal auditor, together with management's responses to them.

The Committee will discuss with management, the internal auditor and the registered public accounting firm the substance of any significant issues raised by outside counsel concerning litigation, contingencies or other claims; and how such matters affect the Company's financial statements.

The Audit Committee will evaluate the cooperation received by the registered public accounting firm during their audit examination, including their access to all requested records, data and information. The Audit Committee will elicit the comments of management regarding the responsiveness of the registered public accounting firm to the Company's needs. The Committee will inquire of the registered public accounting firm whether there have been any disagreements with management, which if not satisfactorily resolved, would have caused them to issue a non-standard report on the company's financial statements.

As soon as possible after the annual examination is completed, the Audit Committee will review with management, the internal auditor and the registered public accounting firm the company's annual financial statements and related footnotes; the registered public accounting firm's audit of and report on the financial statements; the auditor's qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosures; how aggressive or conservative the accounting principles and underlying estimates are; and any other matters regarding audit procedures or findings that Generally Accepted Auditing Standards requires the auditors to discuss with the Committee.

The Audit Committee will ascertain that the registered public accounting firm views the Board of Directors as its client, that it will be available to the full Board of Directors at least annually and that it will provide the Committee with a timely analysis of significant financial reporting issues.

The Audit Committee will review the performance of the registered public accounting firm. In performing this review, the Committee will:

a) At least annually, obtain and review a report by the registered public accounting firm describing: the firm's internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditor's independence) all relationships between the registered public accounting firm and the Company.

b)       Take into account the opinions of management and internal audit.

c) Review and evaluate the lead partner assigned to the Company by the registered public accounting firm.

d) Present its conclusions with respect to the registered public accounting firm to the Board.

The Audit Committee will ensure the rotation of the lead audit partner of the registered public accounting firm assigned to the Company every five years and other audit partners every seven years, and consider whether there should be regular rotation of the audit firm itself.

The Audit Committee will set clear hiring policies for employees or former employees of the registered public accounting firm.

The Audit Committee will, on a regular basis, meet separately with the lead partner and other representatives of the registered public accounting firm to discuss any matters that the Committee or auditors believe should be discussed privately.

  RESPONSIBILITIES FOR REVIEWING INTERNAL AUDITS, THE ANNUAL EXTERNAL AUDIT AND
            THE REVIEW OF QUARTERLY AND ANNUAL FINANCIAL STATEMENTS:

The Audit Committee will consider and review with management, the internal auditor and the registered public accounting firm any significant findings during the year and management's responses to them. The Committee will consider and review any difficulties the registered public accounting firm and internal auditor encountered while conducting their audits, including any restrictions on the scope of work or access to required information.

The Audit Committee will consider and review with management, the director of internal auditing and the registered public accounting firm significant risks and exposures, which may require public disclosure and management's steps to minimize them.

The Audit Committee will assess the extent to which the planned audit scopes of the internal auditors and the independent public accountants can be relied on to detect weaknesses in internal controls.

The Committee will review, with the advice of the internal auditor and the registered public accounting firm, the impact of recent and prospective opinions of the Financial Accounting Standards Board and SEC on the Company's financial statements.

The Committee will review and discuss with management, the internal auditor and the registered public accounting firm the annual filings with the SEC and other published documents containing the Company's annual financial statements and will consider whether the information in the filings is consistent with the information in the financial statements.

The Audit Committee (or if approved by the Committee, its Chairman) will review the Company's interim financial reports with management, the internal auditor and the registered public accounting firm before those interim reports are released to the public or filed with the SEC or other regulators.

                      RESPONSIBILITIES FOR INTERNAL AUDIT:

The Audit Committee will review and approve the appointment, replacement, performance and compensation of the internal auditor.

The Audit Committee will review with the internal auditor the charter, plans, activities, staffing, budget and organizational structure of the internal audit function.

The Audit Committee will ensure there are no unjustified restrictions or limitations on the activities of the internal auditor.

The Audit Committee will consider and review any changes to the planned scope of the internal audit plan that the Committee thinks advisable.

The Audit Committee will review the effectiveness of the internal audit function, including compliance with The Institute of Internal Auditors' Standards for the Professional Practice of Internal Auditing.

The Audit Committee will, on a regular basis, meet separately with the internal auditor to discuss any matters that the Committee or internal auditor believes should be discussed privately.

                                   COMPLIANCE:

The Audit Committee will review the effectiveness of the system for monitoring compliance with laws and regulations and the results of management's investigation and follow-up (including disciplinary action) of any instances of noncompliance.

The Audit Committee will establish procedures for:

a) The receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and

b) The confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

The Audit Committee will review the findings of any examinations by regulatory agencies, and any internal or external auditor observations.

The Audit Committee will review the process for communicating the code of conduct to Company personnel, and for monitoring compliance therewith.

The Audit Committee will obtain regular updates from management, the internal auditor and Company legal counsel regarding compliance matters.

                           REPORTING RESPONSIBILITIES:

The Chairman of the Audit Committee will regularly report to the Board of Directors about Committee activities and issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's registered public accounting firm, and the performance of the Company's internal auditor and internal auditing department.

The Audit Committee will report annually to the shareholders, describing the Committee's composition, responsibilities and how they were discharged, and any other information required by rule, including approval of non-audit services.

The Audit Committee will review any other reports the Company issues that relate to Committee responsibilities.

                             OTHER RESPONSIBILITIES:

The Audit Committee will review with the Risk Management Committee of the Board of Directors, the internal auditor and with management the Company's major policies with respect to risk assessment and risk management, which might impact the Company's financial statements or require reporting or filings with regulatory authorities.

The Audit Committee shall be informed by management and shall approve all related party transactions. The Audit Committee will, on a regular basis, meet separately with the management to discuss any matters that the Committee or management believes should be discussed privately.

The Audit Committee will review policies and procedures covering officers' expense accounts, including use of corporate assets, and consider the results of any review of those areas by the internal auditor or the external auditors.

The Committee shall oversee any investigation requested by the Board of Directors into the improper use of the assets of the Company.

The Audit Committee will perform other activities related to this charter as requested by the Board of Directors.

The Audit Committee will institute and oversee special investigations as needed.

The Audit Committee will review and assess the adequacy of the Audit Committee Charter annually, submit to the full Board of Directors for approval any proposed changes to the Audit Committee Charter, and ensure appropriate disclosure as may be required by law or regulation.

The Audit Committee will confirm annually that all responsibilities outlined in this charter have been carried out.

The Audit Committee will evaluate the Committee's and individual Committee members' performance at least annually.

                                    EXHIBIT A

                       PROPOSED SECTION (f) OF ARTICLE VI
                    OF THE RESTATED ARTICLES OF INCORPORATION
                              OF ENERGYSOUTH, INC.

         (f) At the annual meeting of shareholders of the Corporation to be held in 2007 and each annual meeting of shareholders thereafter, any director who has attained the age of 72 prior to the date of an annual meeting of shareholders shall retire effective as of the date of such annual meeting, at which time a director may be elected to fill the unexpired portion of the term of office of the retired director.

                                      PROXY

                                ENERGYSOUTH, INC.

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
              FOR ANNUAL MEETING OF STOCKHOLDERS, JANUARY 30, 2004

         The undersigned hereby appoints John S. Davis and G. Edgar Downing, Jr., and each of them, as proxies, each with power of substitution and revocation, to vote at the Annual Meeting of Stockholders of EnergySouth, Inc. (the "Company") to be held in the Auditorium of the Company at 2828 Dauphin Street, Mobile, Alabama on Friday, January 30, 2004, at 10:00 a.m., Central Standard Time, or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be able to cast if personally present at the Annual Meeting.

SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE         SEE REVERSE
  SIDE                                                                  SIDE

[X] Please mark votes as in this example.

IF NO SPECIFIC DIRECTION IS GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" ALL OF THE DIRECTOR NOMINEES IDENTIFIED IN PROPOSAL 1 AND "FOR" PROPOSAL 2.

1. ELECTION OF DIRECTORS (the Board of Directors favors a vote "FOR"):

         For a term expiring 2007:  (01) John S. Davis, (02) Walter L. Hovell,
                                    (03) G. Montgomery Mitchell., and (04)
                                    Robert H. Rouse.

         [ ]  FOR ALL NOMINEES

         [ ]  WITHHELD FROM ALL NOMINEES


         ---------------------------------------------
         [ ]  For all nominees except as noted above

2. APPROVAL OF 2004 AMENDMENT OF RESTATED ARTICLES OF INCORPORATION as described in proxy statement (THE BOARD OF DIRECTORS FAVORS A VOTE "FOR"):

         [ ] FOR     [ ] AGAINST    [ ] ABSTAIN


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Stockholder Signature(s)                    Date

3. In their discretion, the proxies are authorized to vote upon such other and further business as may properly come before the meeting or any and all adjournments thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]

The shares represented by this Proxy will be voted in the manner directed herein by the undersigned stockholder. The proxies, or either one of them, are authorized, in their or his discretion to vote the shares of the undersigned stockholder represented by this Proxy in favor of an adjournment or adjournments of said meeting for the purpose of allowing time for additional solicitation of proxies.

Please sign, date and mail this Proxy in the envelope provided. No postage is necessary if mailed in the United States.

Please sign exactly as the name appears hereon. If stock is held in the name of joint owners, each should sign. Attorneys, executors, administrators, guardians, trustees and corporate officers should so indicate.


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Stockholder Signature(s)                    Date